As filed with the Securities and Exchange Commission on November 1, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PIEDMONT LITHIUM LIMITED
(Exact name of registrant as specified in its charter)

N/A
(Translation of Registrant’s name into English)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Level 9, BGC Centre, 28 The Esplanade
Perth, WA, 6000 Australia
Tel: +61 8 9322 6322
(Address and telephone number of Registrant’s
principal executive offices)

Keith Phillips
32 North Main Street, Suite 100
Belmont, NC 28012
(704) 461-8000
(Name, address, and telephone number of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

John T. Gaffney
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
+1 (212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereon that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of Registration Fee
Ordinary shares(1), no par value	$200,000,000	$25,960
Preference shares, no par value
Warrants
Subscription rights(2)
Debt securities
Units(3)

(1)	A portion of the ordinary shares, no par value, may be represented by American Depositary Shares, or ADSs, each of which represents 100 ordinary shares. The Registrant’s ADSs issuable on deposit of the ordinary shares have been registered pursuant to a Post-Effective Amendment No. 1 to a Registration Statement on Form F-6 (File No. 333-220689), or our Form F-6.
(2)	Rights evidencing the right to purchase ordinary shares.
(3)	Units may consist of any combination of the securities registered hereunder.

PROSPECTUS

PIEDMONT LITHIUM LIMITED
Ordinary Shares
Preference Shares
Warrants
Subscription Rights
Debt Securities
Units

We may from time to time offer our ordinary shares, which may be represented by American depositary shares, or ADSs, preference shares, warrants, subscription rights, debt securities and/or units, which we refer to collectively as the “securities.” This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. We will not use this prospectus to offer any securities unless it is attached to a prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before investing in the securities. The amount and price of the securities will be determined at the time of any offering thereof.

Our ADSs, each representing 100 of our ordinary shares, are listed on the Nasdaq Capital Market under the symbol “PLL.” Our ordinary shares are listed on the Australian Securities Exchange under the symbol “PLL.”

Investing in the securities involves risks that are described in the “Risk Factors” section contained in our most recent annual report on Form 20-F, or our Annual Report, filed with the U.S. Securities and Exchange Commission, or the SEC or the Commission, and in any applicable prospectus supplement and may be described in certain of the documents we incorporate by reference in this prospectus. See “Item 3.D. Risk Factors” beginning on page 8 of our Annual Report, which is incorporated herein by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2019.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any person to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell the securities. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of the securities in any state where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Unless the context otherwise requires, in this prospectus the terms “we,” “us,” “our”, “Piedmont,” “the Company” and “the registrant” refer to Piedmont Lithium Limited and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. In addition, the securities may specify that certain documents are available for inspection at the office of the ADS depositary. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

Piedmont Lithium Limited
Level 9, BGC Centre, 28 The Esplanade
Perth, WA 6000, Australia
Tel: +61 8 9322 6322

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended June 30, 2019 filed with the SEC on October 30, 2019;
•	our reports on Form 6-K furnished to the SEC on July 3, 2019 and July 10, 2019 with respect to the private placement; and
•	the description of our ordinary shares contained in Item 10.A and Item 10.B of our registration statement on Form 20-F (File No. 001-38427), originally filed on March 16, 2018, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and those of our reports on Form 6-K furnished to the SEC that we specifically identify as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus.

As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. Such forward-looking statements concern our anticipated results and progress of our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate”, “may”, “will”, “could”, “leading”, “intend”, “contemplate”, “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements with respect to:

•	risks related to our limited operating history in the lithium industry;
•	risks related to our status as an exploration stage company;
•	risks related to our ability to identify lithium mineralization and achieve commercial lithium mining at the Project;
•	risks related to mining, exploration and mine construction, if warranted, on our properties;
•	risks related to our ability to achieve and maintain profitability and to develop positive cash flow from our mining activities;
•	risks related to investment risk and operational costs associated with our exploration activities;
•	risks related to our ability to access capital and the financial markets;
•	risks related to compliance with government regulations;
•	risks related to our ability to acquire necessary mining licenses, permits or access rights;
•	risks related to environmental liabilities and reclamation costs;
•	risks related to volatility in lithium prices or demand for lithium;
•	risks related to stock price and trading volume volatility;
•	risks relating to the development of an active trading market for the ADSs;
•	risks related to ADS holders not having certain shareholder rights;
•	risks related to ADS holders not receiving certain distributions; and
•	risks related to our status as a foreign private issuer and emerging growth company.

You should not place undue reliance on forward-looking statements, which speak only as of the date that they were made. Moreover, you should consider these cautionary statements in connection with any written or oral forward-looking statements that we may issue in the future. We do not undertake any obligation to release publicly any revisions to forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference herein might not occur, and are not guarantees of future performance.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Piedmont Lithium Limited is a public company organized under the laws of Australia. Substantially all of our directors and executive officers, and some of the experts named in this document, are not residents of the United States. All or a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act. We have appointed an agent for service of process in the United

States but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon us or those directors and officers who are not residents of the United States. Investors should not assume that an Australian court would enforce a judgment of a United States court obtained in an action against us or such other persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against us or such persons predicated on the United States federal securities laws or any such state securities or “blue sky” laws.

We have been advised by our Australian counsel that there may be significant practical and legal difficulties in enforcing in Australia judgments of United States courts for civil liabilities based upon the federal securities laws of the United States against us or such other persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws.

We have appointed Keith Phillips as agent in Belmont, North Carolina, to accept service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the Commission, and any civil suit or action brought against or involving us in a U.S. court arising out of or relating to or concerning an offering of securities under this prospectus.

SUMMARY

Overview

Piedmont Lithium Limited holds a 100% interest in the Piedmont Lithium Project, or the Project, located within the Carolina Tin-Spodumene Belt, or TSB, and along trend to the Hallman Beam and Kings Mountain mines, which historically provided most of the western world’s lithium between the 1950s and the 1980s. The TSB has been described as one of the largest lithium regions in the world and is located approximately 25 miles west of Charlotte, North Carolina.

We are currently undertaking exploration and appraisal activities, comprising drilling campaigns and technical studies to assess the economic potential of the Project and our potential to become an integrated lithium business. Following the completion of all technical studies and all necessary permitting activities, Piedmont may undertake mining and lithium processing activities to produce a highly strategic, U.S. domestic source of lithium to supply the growing electric vehicle and battery storage markets.

At June 30, 2019, we have entered into exclusive option agreements and land acquisition agreements with local landowners, which upon exercise, allow us to purchase (or in some cases lease on a long-term basis) approximately 2,207 acres of surface property and the associated mineral rights. The Company also controls a 60.6-acre parcel in Kings Mountain, North Carolina for the site of the Company’s planned chemical plant, or Chemical Plant, after signing an extension to the purchase agreement in May 2019.

Our head office is located at 28 West 44th Street, Suite 810, New York, NY 10036, United States. The telephone number of our head office is +(1) 212-221-0907. Our registered office is located at Level 9, BGC Centre, 28 The Esplanade, Perth, Western Australia 6000. The telephone number of our registered office is +(61) 8-9322-6322.

Our ordinary shares are publicly traded on the Australian Securities Exchange, or ASX, under the symbol “PLL”. Our American Depositary Shares, or ADSs, each representing 100 of our ordinary shares, are publicly traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “PLL”. The Bank of New York Mellon, acting as depositary, registers and delivers the ADSs.

We also maintain a web site at www.piedmontlithium.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we will use the net proceeds from our sale of the securities under this prospectus for general corporate purposes. We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.

PROSPECTUS SUPPLEMENT

This prospectus provides you with a general description of the securities that may be offered. With respect to a particular offering of the securities registered hereby, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” carefully before investing in the securities. The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed items of the securities, the initial public offering price, the price paid for the securities, net proceeds, the expenses of the offering, the terms of offers and sales outside of the United States, if any our capitalization, the nature of the plan of distribution, the terms of any rights offering, including the subscription price for ordinary shares, record date, ex-rights date and exercise period, the other specific terms related to the offering, and any U.S. federal income tax considerations and Australian tax considerations applicable to the securities. Any information in a prospectus supplement, if any, or information incorporated by reference after the date of this prospectus is considered part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Piedmont Lithium Limited is a public company organized under the laws of Australia. We publish our financial statements in United States dollars.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES AND ORDINARY SHARES

For a description of our ordinary shares and the ADSs, including the rights and obligations attached thereto, please refer to Exhibit 2.2 to our Annual Report for the year ended June 30, 2019, which is incorporated by reference herein.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares, including ordinary shares represented by ADSs. We may issue these rights independently or together with any other offered security. The rights may or may not be transferable in the hands of their holders.

The applicable prospectus supplement will describe the specific terms of any subscription rights offering, including:

•	the title of the subscription rights;
•	the securities for which the subscription rights are exercisable;
•	the number of subscription rights issued;
•	the extent to which the subscription rights are transferable;
•	if applicable, a discussion of the material U.S. federal or other income tax considerations applicable to the issuance or exercise of the subscription rights;
•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	if applicable, the record date to determine who is entitled to the subscription rights and the ex-rights date;
•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;
•	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting arrangement we enter into in connection with the offering.

Each subscription right will entitle its holder to purchase for cash a number of our ordinary shares, ADSs or any combination thereof at an exercise price described in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Upon receipt of payment and the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward our ordinary shares or the ADSs purchasable with this exercise. Rights to purchase our ordinary shares represented by ADSs will be evidenced by certificates issued upon receipt by the ADS depositary of the rights to purchase ordinary shares registered hereby. The applicable prospectus supplement may offer more details on how to exercise the subscription rights.

We may determine to offer subscription rights to our shareholders only or additionally to persons other than shareholders as described in the applicable prospectus supplement. In the event subscription rights are offered to our shareholders only and their rights remain unexercised, we may determine to offer the unsubscribed securities to persons other than shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter(s) will purchase any securities remaining unsubscribed for after the offering, as described in the applicable prospectus supplement.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any preference stock, warrants, debt securities or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The securities may be sold, and the underwriters may resell the securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of the securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the date of this prospectus;
•	sales in which broker-dealers agree with us or a selling securityholder to sell a specified number of securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	by pledge to secure debts or other obligations;
•	by an underwritten public offering;
•	in a combination of any of the above; or
•	any other method permitted pursuant to applicable law.

In addition, the securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.

The securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities and ordinary shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

In connection with the sale of securities, the underwriters or agents may receive compensation from us, a selling securityholder or from purchasers of the securities for whom they may act as agents. The underwriters may sell securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or a selling securityholder and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We or a selling securityholder may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us or a selling securityholder against and contribution toward certain liabilities, including liabilities under the Securities Act.

Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for a selling securityholder or us, including our subsidiaries, in the ordinary course of their business.

If so indicated in the applicable prospectus supplement relating to a particular issue of securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

We will advise any selling securityholder that while it is engaged in a distribution of the securities, it is required to comply with Regulation M promulgated under the Exchange Act, or Regulation M. With limited exceptions, Regulation M precludes a selling securityholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. All of the foregoing might affect the marketability of the securities.

LEGAL MATTERS

Certain legal matters with respect to Australian law will be passed upon for us by our Australian counsel, DLA Piper. Certain legal matters with respect to United States and New York law will be passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended June 30, 2019 have been audited by Deloitte Touche Tomatsu, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

We have entered into deeds of indemnity, insurance and access with each of our directors. We have agreed to indemnify each director against all liabilities incurred while holding office, including indemnifying directors for any legal expenses incurred in defending proceedings relating to their directorship of the Company. Any indemnified amounts must be repaid to the Company to the extent that a director is reimbursed from an insurance policy maintained by the Company for the directors. We have also agreed to obtain and pay the premiums for insurance policies for each director, which may include run-off cover for each director for a period of seven years after the director ceases to hold office.

Item 9.	Exhibits
Exhibit No.	Name of Document	Method of Filing
1.1	Form of underwriting agreement for equity securities of the Company	*
1.2	Form of underwriting agreement for debt securities of the Company	*
3.1	Certificate of the Registration of a Company of Penfold Printers Limited, dated September 27, 1983	Incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form 20-F (File No. 001-38427) filed on March 16, 2018.
3.2	Certificate of Registration on Change of Name of Piedmont Lithium Limited, dated August 18, 2017	Incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form 20-F (File No. 001-38427) filed on March 16, 2018.
3.3	Constitution of WCP Resources Limited, dated November 27, 2009	Incorporated by reference to Exhibit 1.3 to the Company’s Registration Statement on Form 20-F (File No. 001-38427) filed on March 16, 2018.
4.1	Deposit Agreement, among the Company, The Bank of New York Mellon, as depositary, and owners and holders of American Depositary Shares issued thereunder	Incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form 20-F (File No. 001-38427) filed on March 16, 2018.
4.2	Description of Share Capital	Incorporated by reference to Exhibit 2.2 to the Company’s Annual Report on Form 20-F (File No. 001-38427) filed on October 30, 2019.
4.3	Form of certificate for preference shares	*
4.4	Specimen warrant certificate	*
4.5	Form of warrant agreement	*
4.6	Form of subscription agreement to exercise rights to purchase ordinary shares	*
4.7	Form of rights certificate to purchase ordinary shares	*
4.8	Form of debt securities indenture	Filed herewith.
4.9	Form of unit certificate	*
5.1	Opinion of DLA Piper, Australian counsel	Filed herewith.
5.2	Opinion of Gibson, Dunn & Crutcher LLP, U.S. counsel	Filed herewith.
23.1	Consent of Deloitte Touche Tohmatsu, independent registered public accounting firm	Filed herewith.
23.2	Consent of DLA Piper	Included as part of Exhibit 5.1.
23.3	Consent of Gibson, Dunn & Crutcher LLP	Included as part of Exhibit 5.2.
24.1	Powers of Attorney of the Company	Included on the signature pages.

Exhibit No.	Name of Document	Method of Filing
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the debt securities indenture	*
*	To be filed by amendment or incorporated by reference to a subsequently furnished Report on Form 6-K.
Item 10.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(A)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(B)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(C)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(A), (a)(1)(B) and (a)(1)(C) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(A)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(B)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(C)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(D)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant, Piedmont Lithium Limited, a public company incorporated and existing under the laws of Australia, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perth, Australia on November 1, 2019.

PIEDMONT LITHIUM LIMITED

By:	/s/ Keith Phillips
Name: Keith Phillips
Title: Managing Pirector, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned do hereby constitute and appoint Keith Phillips and Bruce Czachor and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

By:	/s/ Ian Middlemas
	Name:	Ian Middlemas
	Title:	Chairman
	Date:	November 1, 2019

By:	/s/ Keith Phillips
	Name:	Keith Phillips
	Title:	Managing Director, President and Chief Executive Officer (principal executive officer)
	Date:	November 1, 2019

By:	/s/ Anastasios Arima
	Name:	Anastasios Arima
	Title:	Director
	Date:	November 1, 2019

By:	/s/ Jeffrey Armstrong
	Name:	Jeffrey Armstrong
	Title:	Director
	Date:	November 1, 2019

By:	/s/ Jorge Beristain
	Name:	Jorge Beristain
	Title:	Director
	Date:	November 1, 2019

By:	/s/ Levi Mochkin
	Name:	Levi Mochkin
	Title:	Director
	Date:	November 1, 2019

By:	/s/ Gregory Swan
	Name:	Gregory Swan
	Title:	Chief Financial Officer (principal financial officer and principal accounting officer)
	Date:	November 1, 2019

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Piedmont Lithium Limited in the United States, has signed this registration statement on November 1, 2019.

By:	/s/ Keith Phillips
Name: Keith Phillips
	Title:	Authorized Representative in the United States